Exhibit L

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Western Refining Logistics, LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Dated: November 1, 2017

ANDEAVOR LOGISTICS LP

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

ANDEAVOR

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO ALASKA COMPANY LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO LOGISTICS GP, LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN REFINING, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

GIANT INDUSTRIES, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN ACQUISITION HOLDINGS, LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller